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EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-46804) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated September 12, 2007, relating to the consolidated financial statements and schedule of Sparton Corporation and subsidiaries, which appears in this Form 10-K.

By /s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
September 12, 2007